                                                                   EXHIBIT 10.73

                        RESEARCH AND LICENSE AGREEMENT
                        ------------------------------

between

MEDAREX KGaA
1545 Route 22 East
Annandale, NJ 08801-0953
USA

(hereinafter called MEDAREX)

and

Merck KGaA
Frankfurter Strasse 250
64293 Darmstadt
Germany

(hereinafter called MERCK)



PREAMBLE
--------

WHEREAS, MEDAREX is a research based biotechnology corporation and is developing therapeutics on its patented Bispecific antibody technology such as for the treatment of cancer;

WHEREAS, MERCK is also engaged in the development of therapeutics based on Bispecific antibodies and in the possession of related patents and know-how;

WHEREAS, the parties like to cooperate in the development of a Bispecific composed of MERCK's humanized anti-EGF receptor antibody MAB 425 linked to MEDAREXs humanized anti-Fc RI antibody Mab 22 (PROJECT 1) and in additional projects and have signed a Letter of Intent as of 30 March 1994;

WHEREAS, the parties are willing to grant each other certain licenses under its patent rights to be defined herein below under the terms and conditions hereinafter set forth;

WHEREAS, the parties in their territories defined herein below like to commercialize products resulting from their cooperation in the field of oncology (EGF-receptor positive tumors);

NOW, THEREFORE it is agreed between the parties as follows:

ARTICLE I - DEFINITIONS
-----------------------

1.1 The term "FIELD" shall mean the project as laid down in APPENDIX 1 to this Agreement.


-------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

1.2 The term "RESULTS" shall mean all result generated by either party in the commencement of the work on the FIELD.

1.3 The term "PATENT RIGHTS" shall mean all patents and patent applications and patents issuing thereon claiming any RESULTS.

1.4 The term "MERCK COMPOUNDS" shall mean the monoclonal antibodies described (including existing patent rights on such MERCK COMPOUNDS) in APPENDIX 2 which may be amended by the parties from time to time.

1.5 The term "MEDAREX COMPOUNDS" shall mean the himanized anti-FcRI antibody MAB 22 described (including existing patent rights on such MEDAREX COMPOUNDS) in APPENDIX 3.

1.6 The term "PRODUCTS" shall mean all products resulting from the cooperation in the FIELD incorporating both the MEDAREX COMPOUNDS and MERCK COMPOUNDS.

1.7 "RESTRICTED INFORMATION" shall mean any information which is disclosed by either party to the other pursuant to or in connection with this Agreement (whether orally or in writing and whether or not such information is expressly stated to be confidential or is marked as such).

1.8 The term "MERCK TERRITORY" shall mean all European countries including Russia and Turkey.

1.9      The term "MEDAREX TERRITORY" shall mean the United States of
    America.

1.10 The term "DEVELOPMENT PLAN" or "WBS" shall mean the plan for the conduct of the research and development of the PRODUCTS as agreed by the parties and as may be amended by the parties from time to time.

1.11 The term "AFFILIATE" shall mean any entity which is directly or indirectly controlled by or is under common control with a party or the partners of either party, control being the ownership directly or indirectly of more than 50 (fifty) percent of the outstanding voting stock of the corporation or other business entity.

1.12     The term "NET SALES" shall mean [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.13 The term "NET ROYALTIES" shall mean royalties paid by independent, non affiliated sublicensees of a party less value added tax (V.A.T.).

ARTICLE II - JOINT DEVELOPMENT
------------------------------

2.1 The parties shall exchange immediately after signing the Agreement their know-how in the FIELD. The parties agree to exert their best efforts to conduct the development of PRODUCTS in accordance with the DEVELOPMENT PLAN.

2.2 The parties agree to extablish within one month from the date of this Agreement a research committee [*****] as laid down in APPENDIX 4 which shall review the development of PRODUCTS on a regular basis, at least quarterly. The research committee shall also be responsible for any alterations of the WBS. In case the research committee cannot agree on the activities of the parties the decision shall be taken by [*****]

2.3      [*****]

2.4      [*****]

2.5      [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    [*****]

2.6      [*****]

2.7      [*****]

2.8 The parties upon wish of one party agree to enter into good faith negotiations regarding additional projects in the FIELD.

ARTICLE III - PATENTS, PATENT INFRINGEMENT
------------------------------------------

3.1 Any invention independently made by either party without the use of the COMPOUNDS of the other party shall belong to such party.

3.2 Patentable inventions jointly made under this Agreement shall be jointly owned by the parties and jointly be applied for patent or like protection. A joint application for patent or like protection shall be considered to be based on equal contributions of MEDAREX and MERCK unless the parties agree on differing quotas for their respective contributions.

3.3 In the event of joint inventions the parties shall mutually agree upon the countries in which patent or like protection is to be sought and on their quotas of the patenting costs. MERCK shall be responsible for filing patent applications of joint inventions. Latest 2 (two) months before filing MERCK shall send to MEDAREX copy of the suggested application for MEDAREX to comment on which shall be taken into due consideration. MERCK agrees to supply MEDAREX of all office actions and other communications concerning such applications received without undue delay. Any statements from MERCK shall be forwarded to MEDAREX at least 2 (two) months before contemplated submission to a patent office in order to provide MEDAREX the opportunity to comment on such statements which shall be taken into due consideration.

3.4 The parties agree to inform each other without undue delay about any inventions made in the FIELD. Provided one party is not interested in filing a patent application such party shall lose any rights regarding such invention to the other party applying for patent protection.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         If a party is no more interested in its patent right covering any invention made in the FIELD such party shall offer in writing to assign its patent rights relating to this invention to the other party. The costs of such assignment shall be borne by the party taking over such patent rights. If the other party does not within ninety (90) days from receipt of such offer express in writing its interest in the assignment, the offering party shall be free to abandon its patent rights.

3.5 Either party shall without undue delay inform the other party of any infringement of a PATENT RIGHT coming to its knowledge. Either party, if permitted by the applicable law, shall have the right to bring an infringement action against any such infringer at its expense in the TERRITORY in which it has the right to sell PRODUCTS and the other party hereto may join such action, at its own expense. Any settlement or recovery, after reimbursing the parties for their expenses, shall be treated as NET SALES.

3.6 In the event of 3.5 the party enforcing a PATENT RIGHT against an alleged infringer shall have the right to ask the other party to fully cooperate with and supply all assistance reasonably requested by the party enforcing a PATENT RIGHT. No settlement whatsoever which concerns the validity of any PATENT RIGHT shall be entered into without the prior written consent of both parties, which consent shall not be unreasonably withheld.

3.7 In the event any claim is made against either party, its AFFILIATES or other sublicensees alleging that the manufacture, use, sale or other distribution of a PRODUCT infringes any patent right of a third party, the party subject to such claim shall have the exclusive right and obligation to defend and control the defense of any such claim, at its own expense, using counsel of its own choice; provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the PATENT RIGHTS is invalid or unenforceable, without the prior written consent of such other party, which shall not be withheld unreasonably. The party subject to the claim shall keep the other party informed of all material developments in connection with any such claim, suit or proceeding.

3.8.1 In the event any claim is made against the validity of a solely-owned PATENT RIGHT by a third party, the party subject to such claim shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right and obligation to defend and control the defense of any such claim, at its own expense, using counsel of its own choice; provided, either party shall have the right at its own expense to intervene in such proceeding, if permitted by the applicable law. However, neither party shall enter into any settlement which admits or concedes that any aspect of the PATENT RIGHTS is invalid, without the prior written consent of such other party, which shall not be withheld unreasonably.

3.8.2 In case of a joint invention, the parties will agree on appropriate measures to defend such PATENT RIGHTS, provided, if the parties are unable to agree within 90 (ninety) days of both becoming aware of such a claim, either party may initiate such a defense, at its expense.

3.9 Each party shall keep the other party informed as to the status of PATENT RIGHTS, including, without limitation, by promptly notifying the other party of its knowledge of any potential infringement of the PATENT RIGHTS by a third party.

ARTICLE IV - GRANT OF LICENSES
------------------------------

4.1 MEDAREX hereby grants to MERCK an exclusive licence in the FIELD under the respective PATENT RIGHTS, patent rights related to its COMPOUNDS and its know-how to make, use, sell or have sold the PRODUCTS in the MERCK TERRITORY.

4.2 MERCK hereby grants to MEDAREX an exclusive licence in the FIELD under the respective PATENT RIGHTS, patent rights related to its COMPOUNDS and its know-how to make, use, sell or have sold the PRODUCTS in the MEDAREX TERRITORY.

4.3 As to countries outside the MEDAREX/MERCK TERRITORY the parties shall jointly hold one exclusive right in the FIELD and shall use their best efforts to mutually agree on a commercialization of the PRODUCTS in each country. If the parties are unable to reach a mutual agreement on such commercialization within a reasonable time not to exceed 6 (six) months both parties shall have a semi-exclusive license in the FIELD under the respective PATENT RIGHTS, patent rights related to its COMPOUNDS and their know-how to use, sell or have sold the PRODUCTS. [*****]

4.4 Each party shall have the right to sublicense the PRODUCTS in their respective MEDAREX/MERCK TERRITORY and, if they have semi-exclusive rights in such territories, in the territory defined in 4.3. However, before offering the opportunity of sublicensing to any third party which is no AFFILIATE of a party, the sublicensing party will offer such opportunity to the other party in which case the parties shall negotiate in good faith on a sublicense agreement to be concluded within 6 (six) months.

ARTICLE V - ROYALTIES, OPTION ON MEDAREX SHARES
-----------------------------------------------

5.1 [*****] Fifty percent of these royalties shall be paid as a compensation for licenses granted to the other party under PATENT RIGHTS existing at the beginning of the reserach cooperation. However, in the light of the growing value of the know how generated under this Agreement, the royalty rates fixed hereinabove shall not be reduced in case such PATENT RIGHTS expire or otherwise lapse.

5.2 [*****] The second and third sentence of 5.1 shall apply correspondingly.

5.3 Royalties are due to be paid on a country-by-country basis until the expiry of the last-to-expire PATENT RIGHT but at least as long as any patent right covering a COMPOUND is in force or, if longer, for a period of [*****] years following the first


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    commercialization of PRODUCTS. Thereafter the license shall survive without further royalty payments. No royalties for the sale of PRODUCTS in a particular country may be paid for a period longer than the applicable law of such country allows.

5.4 Within 30 (thirty) days following the end of a calendar half year the parties shall supply to each other a written report on a country-by-country and PRODUCT-by-PRODUCT-basis stating their NET SALES and NET ROYALTIES in their respective TERRITORIES in the preceeding calendar half year and the royalty due to be paid. The party who according to the reports has to pay more royalties to the other party shall pay such balance to the other party within 15 (fifteen) days following receipt of the written report.

5.5 All royalties required to be paid shall be paid in Deutsche Mark and shall be converted to Deutsche Mark at the rate of exchange at which Deutsche Mark may be obtainable for such purpose at the stock exchange of Frankfurt am Main, Federal Republic of Germany, at the close of business on the last day of the respective accounting period.

        In case Deutsche Mark are no longer available, all such payments shall be paid in USD.

5.6 The parties shall keep proper accounting records showing all NET SALES and NET ROYALTIES and if so required will allow an independent auditor - except one to whom the other party has some reasonable objections - access to its accounting records for the purpose of verifying the reports. Such auditor shall disclose to the auditing party only information relating to the accuracy of the accounting reports and payments under this Agreement. The auditing shall not go back more than 2 years. The costs for such auditing shall be borne by the auditing party. However, if the auditing discloses an uncorrect accounting of more than 5 (five) percent to the disadvantage of the auditing party, the costs shall be borne by the other party. If the auditing shows an underpayment of royalties, the repayment shall be made with 10 (ten) percent interest.

5.7.1    [*****]

5.7.2    [*****]

5.7.3    [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                   [******]

5.8 All payments mentioned in this Article shall be paid with value added tax if such value added tax is required by the tax authorities on such payments.

ARTICLE VI - EXCHANGE OF INFORMATION, CONFIDENTIALITY
-----------------------------------------------------

6.1 The parties agree to exchange all RESULTS and additional information related to their projects according to the scheme as is laid down in the DEVELOPMENT PLAN.

6.2 The parties understand the importance of the patent situation in the FIELD and the need to revise at least each calendar half year the patent status (APPENDIX 6) as well as the licensing status (APPENDIX 7) of the projects. The parties agree to inform each other at least each calendar half year about planned or existing activities coming to their knowledge which may compete with their common activities in the FIELD.

6.3 Except as provided for in 6.4 and 6.5, the parties shall at all times during the term of this Agreement and for a period of 5 (five) years after its termination:

    6.3.1 use their best endavours to keep all RESTRICTED INFORMATION confidential and not to disclose it to any other person except;

         a) such of its employees or agents who require access to it for the purposes of this Agreement; and

         b)  governmental or other regulatory bodies;

         c)  as required by law.

    6.3.2 not to use any RESTRICTED INFORMATION for any purpose other than the performance of their respective obligations under this Agreement.

6.4 The provisions of 6.3 shall not apply to any items of RESTRICTED INFORMATION which:

    6.4.1 is at the date of its disclosure by either party to the other in the public domain; or

    6.4.2 after the date of its disclosure by either party to the other becomes part of the public domain otherwise than by reason of a culpable act or omission on the part of the receiving party or any person to whom that party has disclosed it; or

    6.4.3 the receiving party can prove was in its possession at the date of its disclosure by the other party and was not acquired directly or indirectly from that other party.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.5 The parties shall agree on press releases and any other informations and publications regarding their common activities under this Agreement beforehand.

ARTICLE VII - SAFETY MEASURES
-----------------------------

7.1      The parties shall promptly inform to each other all adverse drug events
    (ADEs) reported to them with respect to the COMPOUNDS and PRODUCTS.

7.2 The parties will agree on detailed routines for ADE reporting relating to the clinical trials and the commercialization with the PRODUCT.

ARTICLE VIII - REPRESENTATIONS AND INDEMNIFICATIONS
---------------------------------------------------

8.1      [*****]

8.2      [*****]


ARTICLE IX - PRODUCTION
-----------------------

         The parties shall agree separately on the production of PRODUCTS, e.g. through third parties. It is understood that it is preferred to have one party producing PRODUCTS for pivotal clinical test medication and the final PRODUCTS to be sold.

ARTICLE X - TERMINATION
------------------------

10.1 This Agreement, unless terminated as herein provided, shall remain in full force and effect until the end of the commercialization of the last to commercialize PRODUCT.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.2     [*****]

10.3 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

         10.3.1 the other party commits any material breach of any of the provisions of this Agreement and, in the case where the breach is capable of remedy, fails to commence to remedy the same within 90 (ninety) days, but within 30 (thirty) days regarding payments, after receipt of a written notice giving full particulars of the breach and to diligently thereafter remedy the same; or

         10.3.2 if the other party compounds or makes arrangements with its creditors or is adjudged insolvent or goes into liquidation other than for the purposes of a bona fide reconstruction in which its ultimate parent remains unchanged or has a receiver appointed of any of its property or assest or if one party has been acquired by an independent third party.

         10.3.3 The rights to terminate the Agreement according to this clause shall not prejudice any other right or remedy of either party in respect of the breach concerned or any other breach.

10.4.1   [*****]

10.4.2   [*****]

10.5 Should a notice of termination be given either party shall have the right to sell off the PRODUCTS located in its inventory unless the terminating party accepts the unsold quantities of PRODUCTS against reimbursement of any price paid by the other party. In the latter case the terminating party shall have the exclusive right to sell off the PRODUCTS located in the inventories.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article XI - FORCE MAJEURE
--------------------------

11.1 If and to the extent that any failure on the part of either party to perform an obligation hereunder shall have been caused by or shall have been due to FORCE MAJEURE, such failure shall not be deemed to constitute a breach of this Agreement.

11.2 For the purpose of this Article, FORCE MAJEURE shall mean any cause affecting the performance of this Agreement and arising from events beyond the reasonable control of either party including, without limitation, any strikes, lockouts and other industrial action, civil commotion, riot, invasion, war, threat of war or preparation for war, explosion, storm, flood, earthquake, subsidence, epidemic, other natural physical disorder, delay at sea, breakdown of transport, political interference with the operations of any party and actions of any governmental authority.

ARTICLE XII - MISCELLANEOUS
---------------------------

12.1 Neither party shall assign or delegate any of its rights or obligations hereunder without the prior written approval of the other party, which approval shall not be withheld unreasonably.

12.2 If any provision of this Agreement were to be or become fully or partly invalid or unenforceable for any reason whatever, or to violate any applicable law, the same shall be considered divisible as to such provision and such provision shall be deemed deleted herefrom, and the remainder hereof shall be valid and binding as if such provision were not included herein. The parties hereto shall then, if necessary, negotiate for an appropriate amendment of this Agreement.

12.3 All notices pursuant to this Agreement shall be mailed to the above given addresses,

         if to MERCK:

         Merck KGaA
         Attn.: Licensing Department
         Frankfurter Strasse 250
         64293 Darmstadt
         Germany

         if to MEDAREX

         Medarex Inc.
         Attn.: Mr. Donald L. Drakeman
         President and Chief Executive Officer
         1545 Route 22 East
         Annandale, NJ 08801-0953

         or such other addresses as may be designated by the parties in writing.

12.4 The parties agree to keep each other informed about their other activities in the FIELD.

12.5 All amendments or alterations of this Agreement shall be in writing including an alteration of this clause. No variation of this Agreement shall be deemed valid unless in writing and signed by both parties. MEDAREX understands that MERCK as a rule will only be bound to Agreements if signed by two persons having the power to sign.

12.6 This Agreement together with its Appendices, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any previous understandings or agreement between the parties. No modification or amendment of this Agreement shall be valid or binding upon the parties unless made in writing and duly executed on behalf of both of the parties.

ARTICLE XIII - GOVERNING LAW, ARBITRATION
-----------------------------------------

13.1 This Agreement and the obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of Germany (with the exemption of the rules of conflict of law) if MERCK is the defendant or the laws of New Jersey if MEDAREX is the defendant. Each of the parties irrevocably submits itself to the exclusive and final jurisdiction of three (3) arbitrators to be selected by the President of the International Chamber of Commerce, Paris who shall rule according to the rules of the International Chamber of Commerce, Paris. The arbitration shall take place in Basle, Switzerland.



Annandale,                        Darmstadt, 26. Juni 1996

MEDAREX, Inc.                     MERCK KGaA

                                  ppa.   i.V.

By /s/ Donald Drakeman            /s/ Dr. Orth  /s/ Dr. Hintze
   Donald Drakeman
                                  Dr. Orth      Dr. Hintze

Appendices:
-----------

Appendix 1 - Field
Appendix 2 - Merck Compounds
Appendix 3 - Medarex Compounds
Appendix 4 - Research Committee
Appendix 5 - Cost Plan
Appendix 6 - Patent Status
Appendix 7 - Licensing Status

Appendix 1

Field

For the purposes of this Agreement, the term "Field" wall mean the development of bispecific antibodies for the treatment of tumors expressing the human EGF-Receptor. Merck and Medarex have decided to make a combined effort in order to develop bispecific antibodies for the treatment of human cancer. The idea behind this concept is to activate the bodies own immune cells via bispecific antibodies and to redirected them to the tumor cells. The approach relies on the antibodies' tumor selective binding properties on one hand and on the other hand on the specificity of defined antibodies to bind and then activate selected effector cell populations of the human immune system. Both the tumor targeting as well as the effector cell triggering properties can be brought together in a single bispecific antibody molecule by means of advanced biochemical coupling technology. The trigger element used in our approaches is the human CD64 molecule. The potential effector cells addressed are consequently PMN's and monocytes.

Appendix 2

Merck Compounds

Tumor selective antibodies (Table 1)

Mab 425 was originally a murine IgG2a monoclonal antibody specific for human EGF-Receptor. The antibody was raised by immunization with A431 cells at the Wistar Institute (1) The antibody recognizes a peptide epitope located at the external domain of the EGF-R. The anti-tumor responses induced by the antibody are immunological as well non immunological. The antibody has been chimerized as well as reshaped by the Winter method. The reshaped version has been developed for therapy of EGF-R positive tumors.

Table 1:

Name        Isotype           Specificity (antigen)    EMD No.
----        -------           -----------------------  -------

Mab 425     murine IgG2a      MAb(EGF-R)IgG2a           55900
Mab 425     reshaped hu IgG1  MAb(EGF-R)IgGI            72000

(1) Murthy, U. et al., Arch. Biochem. Biophys. 252: 549-560, 1987

Appendix 3

Medarex Compounds

MAb22 was originally a murine IgG1 monoclonal antibody specific for the human FcyR1 receptor. The antibody recognizes an epitope distinct from the ligand binding site. The antibody has been humanized.

    MAb22     murine IgG1        anti-CD64
    MAb H22   humanized IgG1     anti-CD64.

MAb22 and MAb H22 constitute the Medarex Compounds.

Appendix 4

[*****]



***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.